Exhibit 99.1

Contact: Charity Frantz
October 17, 2016	570-724-0225
charityf@cnbankpa.com

C&N Announces THIRD QUARTER 2016 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the three-month and nine-month periods ended September 30, 2016.

Net income was $0.34 per basic and diluted share in the third quarter 2016, up from $0.32 in the second quarter 2016 and down from $0.35 in the third quarter 2015. For the nine months ended September 30, 2016, net income per basic and diluted share was $0.95 as compared to $1.02 per basic and $1.01 per diluted share for the first nine months of 2015. The return on average assets for the first nine months of 2016 was 1.25%, and the return on average equity was 8.16%. Highlights related to C&N’s earnings results for the comparative periods are as follows:

Third Quarter 2016 as Compared to Second Quarter 2016

•	Net interest income was $10,187,000 in the third quarter 2016, up from $9,999,000 in the second quarter. The overall increase in net interest income in the third quarter 2016 included the benefit of an additional day. The increase also reflected an increase in average earning assets of $12,304,000, including an increase in average loans outstanding of $21,134,000. Average deposits increased $14,748,000 in the third quarter 2016 as compared to the prior quarter, effectively providing funding for the increase in average earning assets. The net interest margin declined slightly to 3.74% in the third quarter 2016 from 3.76% in the second quarter. The margin reduction included a reduction in average yield on loans of 0.05% and a reduction in yield on available-for-sale securities of 0.07%, reflecting the ongoing pay-offs of assets originated or purchased in previous years when market interest yields were higher.

•	The provision for loan losses was $538,000 in the third quarter 2016, up from $318,000 in the second quarter. The increase in the provision included the effect of an increase in specific allowances on individual impaired loans to $685,000 at September 30, 2016 from $253,000 at June 30, 2016. The increase in the allowances on impaired loans included the effect of recording an allowance of $528,000 in the third quarter 2016 related to one real estate secured commercial loan relationship with loans outstanding totaling $3,347,000 at September 30, 2016.

•	Noninterest revenue totaled $3,884,000 in the third quarter 2016, down $22,000 (0.6%) from the second quarter total. Trust and Financial Management revenue decreased $79,000, reflecting seasonality, and net gains from sales of residential mortgage loans were down $59,000 from the prior quarter. Partially offsetting the decreases were an increase of $57,000 in service charge revenue on deposit accounts and an increase of $36,000 in brokerage revenue. Also within noninterest revenue, the fair value of mortgage servicing rights decreased $68,000 in the third quarter 2016 as compared to a decrease in fair value of $108,000 in the second quarter. The decreases in fair value of mortgage servicing rights resulted mainly from changes in prepayment assumptions driven by market expectations of lower interest rates at the time of the valuations.

•	Realized gains from sales of securities totaled $584,000 in the third quarter 2016, including gains of $560,000 from sales of bank stocks. In comparison, realized gains from available-for-sale securities totaled $122,000 in the second quarter. At September 30, 2016, C&N had one remaining bank stock investment, with an amortized cost basis of $752,000 and a fair value of $1,080,000. In October 2016, C&N sold the stock for a realized gain (pre-tax) of $288,000.

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•	Noninterest expenses totaled $8,579,000 in the third quarter 2016, up $44,000 (0.5%) from the second quarter. Pensions and other employee benefits expense increased $58,000 and occupancy expense increased $41,000 in the third quarter 2016 as compared to the second quarter, while professional fees expense was lower by $37,000 and Pennsylvania shares tax expense was lower by $36,000.

•	The provision for income tax increased $148,000 to $1,451,000, or 26.2% of pre-tax income, in the third quarter 2016. In comparison, the second quarter tax provision of $1,303,000 was 25.2% of pre-tax income. The provision for state income tax increased $26,000, primarily as a result of a catch-up adjustment to increase New York State taxes for the effect of changes in the tax methodology that first became effective in 2015.

Third Quarter 2016 as Compared to Third Quarter 2015

•	Net interest income increased $179,000 (1.8%), in the third quarter 2016 as compared to the third quarter 2015. The net interest margin for the third quarter 2016 was 0.08% higher than in the third quarter 2015 due to a lower cost of borrowed funds and a more favorable mix of earning assets. The average balance of total borrowed funds was $57,226,000 at an average interest rate of 2.75% in the third quarter 2016, down from average borrowings of $75,848,000 at an average interest rate of 3.34% in the third quarter 2015. The reduction in amount and average rate on borrowed funds reflects the impact of prepayments in the second and fourth quarters of 2015 of a long-term borrowing with an interest rate of 4.265%. Average total loans outstanding were higher by $59.3 million (8.8%) in the third quarter 2016 as compared to the third quarter 2015, while average total available-for-sale securities were lower by $68.7 million. Average total deposits were $6.0 million (0.6%) higher in the third quarter 2016 as compared to the third quarter 2015.

•	The third quarter 2016 provision for loan losses was $236,000 higher than the comparative third quarter 2015 amount. As noted above, the provision in the most recent quarter included the impact of an increase in specific allowances on impaired loans.

•	Noninterest revenue in the third quarter 2016 fell $77,000 (1.9%) from the third quarter 2015 amount. Service charges on deposit accounts were $81,000 (6.2%) lower, reflecting a reduced volume of consumer overdrafts, and the decrease in fair value of mortgage servicing rights (discussed above) of $68,000 in the third quarter 2016 compared to an increase in fair value of $13,000 in the third quarter 2015. Trust and Financial Management revenue increased $49,000 (4.4%) in the third quarter 2016 as compared to the third quarter 2015. Other operating income was $58,000 higher in the third quarter 2016 as compared to the third quarter 2015, including an increase of $15,000 in dividend income from Federal Home Loan Bank of Pittsburgh stock.

•	As described above, realized gains from securities totaled $584,000 in the third quarter 2016, including gains from sales of bank stocks. In comparison, realized gains from securities totaled $79,000 in the third quarter 2015.

•	Noninterest expenses in the third quarter 2016 exceeded the third quarter 2015 amount by $462,000 (5.7%). Salaries and wages expense increased $157,000 (4.2%), reflecting an increase in number of employees, including new positions established for lending, lending support, information technology, training, human resources and marketing functions. Professional fees expense increased $104,000 in the third quarter 2016 over the third quarter 2015 amount, including increases related to employee sales and service training, information technology, marketing and outsourced commercial loan credit review. Other operating expense increased $164,000 (13.6%) in the third quarter 2016 over the third quarter 2015, including increases in education and training-related expense of $29,000, net collection-related expenses of $29,000 and expenses related to other real estate properties of $27,000. Also, other operating expense in the third quarter 2015 was reduced by a refund of $69,000 from recovery of previously-paid sales tax, with no corresponding recovery in the third quarter 2016.

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•	The third quarter 2016 provision for income tax of $1,451,000, or 26.2% of pre-tax income, was $56,000 higher than the third quarter 2015 tax provision of $1,395,000, or 24.8% of pre-tax income. The higher effective tax in the third quarter 2016 included the effects of a reduction in tax-exempt interest income of $127,000. The reduction in tax-exempt interest income resulted from pay-offs received on municipal bonds purchased several years ago when market interest yields were higher. Also, the provision for state income tax was $39,000 higher, primarily as a result of a catch-up adjustment to increase New York State taxes for the effect of changes in the tax methodology that first became effective in 2015.

Nine-Month Periods Ended September 30, 2016 and 2015

•	Net interest income was $251,000 (0.8%) higher than the comparable total for the first nine months of 2015. The net interest margin of 3.77% was 0.08% higher than the margin for the first nine months of 2015, reflecting a lower cost of borrowed funds resulting from prepayment in 2015 of a long-term borrowing and a more favorable mix of earning assets. The average balance of total borrowed funds was $64,476,000 at an average interest rate of 2.53% for the first nine months of 2016, down from average borrowings of $77,749,000 at an average interest rate of 3.55% in the first nine months of 2015. Average total loans outstanding were higher by $68.9 million (10.7%) in the first nine months of 2016 as compared to the first nine months of 2015, while average total available-for-sale securities were lower by $87.6 million. The average balance of earning assets was $20.6 million lower in the nine-month period ended September 30, 2016 as compared to the first nine months of 2015, reflecting a reduction in funding available for investment, including a decrease in average total deposits of $9.3 million (1.0%).

•	The provision for loan losses for the nine months ended September 30, 2016 totaled $1,224,000, an increase of $698,000 over the corresponding amount for the first nine months of 2015. In 2016, the provision included an increase of $418,000 as compared to the first nine months of 2015 from changes in specific allowances on loans individually identified as impaired, adjusted for the impact of net charge-offs. The provision in 2016 also included the impact of increasing the allowance for loan losses for the effects of loan growth and slight increases in net charge-off experience and qualitative factors used in determining the collectively evaluated portion of the allowance. In comparison, the provision in 2015 also reflected the effects of loan growth, but the qualitative factors used in determining a portion of the collectively determined allowance for loan allowances were slightly decreased during the period.

•	Total noninterest revenue for the nine months ended September 30, 2016 was virtually unchanged from the corresponding amount for the first nine months of 2015. Within noninterest income, the categories with the largest increases included: (1) other operating income, which increased $157,000, mainly due to an increase in revenue from redemption of tax credits; (2) net gains from sales of loans, which increased $126,000 (22.0%), reflecting higher volume of sales; and (3) Trust and Financial Management revenue, which increased $89,000 (2.6%). The categories with the largest decreases within noninterest revenue included: (1) decrease in fair value of mortgage servicing rights of $247,000 in the first nine months of 2016 as compared to a decrease in fair value of $137,000 in the first nine months of 2015; (2) decrease in service charges on deposit accounts of $106,000 (2.9%), reflecting a reduction in consumer overdraft volume; and (3) reduction in brokerage revenue of $71,000, as the volume of sales of annuities declined.

•	In the first nine months of 2016, realized gains from securities totaled $1,089,000, including gains from sales of bank stocks of $837,000. In the first nine months of 2015, C&N generated gains from sales of securities totaling $1,085,000, including gains from sales of bank stocks of $476,000, and also incurred a loss from prepayment of a borrowing of $910,000.

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•	Noninterest expenses, excluding loss on prepayment of borrowings, in the first nine months of 2016 exceeded the amount for the first nine months of 2015 by $1,572,000 (6.4%). Salaries and wages expense increased $867,000 (8.0%). As described above, several new positions were established in the latter portion of 2015 and early 2016. Professional fees expense increased $379,000, including increases related to employee sales and service training, information technology, marketing and outsourced commercial loan credit review. Other operating expense increased $311,000 (8.0%), including increases in donations and public relations-related expenses of $90,000, education and training-related expenses of $86,000 and other real estate expenses of $48,000. Also, other operating expense was reduced in 2015 by $69,000 as a result of a recovery of sales tax previously paid. Within other operating expense, net collections-related expense was $59,000 lower in the first nine months of 2016 as compared to the corresponding period in 2015.

•	The provision for income tax totaled $3,847,000 for the nine months ended September 30, 2016, down $229,000 from the amount for the first nine months of 2015. The lower tax provision in 2016 resulted from lower pre-tax income; however, the provision increased as a percentage of pre-tax income to 25.02% in 2016 from 24.73% in 2015. The higher effective tax rate included the impact of a $253,000 reduction in tax-exempt interest income and an increase in the provision for state income tax of $30,000 that resulted mainly from a catch-up adjustment to increase New York State taxes for the effect of changes in the tax methodology that first became effective in 2015.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,245,333,000 at September 30, 2016, as compared to $1,231,018,000 at June 30, 2016 and $1,232,531,000 at September 30, 2015.

•	Net loans outstanding (excluding mortgage loans held for sale) were $733,917,000 at September 30, 2016, up from $719,913,000 at June 30, 2016 and up 9.1% from $672,449,000 at September 30, 2015. In comparing outstanding balances at September 30, 2016 and 2015, total residential mortgage loans increased $29.3 million, or 7.7%, and total commercial loans increased $30.5 million, or 10.6%. At September 30, 2016, the outstanding balance of commercial loan participations with other financial entities was $48.7 million, an increase of $16.3 million over the corresponding balance at September 30, 2015.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $157,845,000 at September 30, 2016, up from $156,417,000 at June 30, 2016 and $152,275,000 at September 30, 2015.

•	Total nonperforming assets as a percentage of assets was 1.61% at September 30, 2016 as compared to 1.40% at June 30, 2016 and 1.28% at September 30, 2015. Total outstanding loans 90 days or more past due and still accruing interest increased to $7,539,000 at September 30, 2016 from $4,654,000 at June 30, 2016 and $2,833,000 at September 30, 2015. The increase in the third quarter 2016 in the balance of loans past due 90 days or more and still accruing interest included a commercial loan with a balance of $2,697,000 that was deemed by management to be well secured and in the process of collection. At September 30, 2016, in addition to this commercial loan, there were several residential mortgage loans that were more than 90 days past due but were deemed by management to be well secured and in the process of collection.

•	Deposits and repo sweep accounts totaled $998,200,000 at September 30, 2016, up from $973,612,000 at June 30, 2016 and up 3.2% from $966,856,000 at September 30, 2015.

•	Total shareholders’ equity was $190,603,000 at September 30, 2016 as compared to $190,530,000 at June 30, 2016 and $190,100,000 at September 30, 2015. Tangible common equity as a percentage of tangible assets was 14.48% at September 30, 2016 as compared to 14.59% a year earlier. In the first six months of 2016, 187,300 shares of common stock were repurchased at an average cost of $19.88 per share for a total cost of $3,723,000, completing the repurchases of shares authorized by the Board of Directors under the program announced in July 2014. In April 2016, the Board announced a new common stock repurchase program for the acquisition of up to 600,000 shares. There were no repurchases of stock under the new program in the second or third quarters of 2016.

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•	Assets under management by C&N’s Trust and Financial Management Group amounted to $867,852,000 at September 30, 2016, up from $847,280,000 at June 30, 2016, and up 9.8% from $790,215,000 a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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